Exhibit T3B-3

BYLAWS

OF

Mesa In-Flight, Inc.

__________________________________________________________

ARTICLE I

OFFICES AND CORPORATE SEAL

1.1  Offices. The registered office of the corporation in the State of Colorado shall be located at 27550 E. 75th Avenue, Denver, CO 80249. The corporation may conduct business and may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the corporation may from time to time require.

1.2  Corporate Seal. A corporate seal is not required on any instrument executed for the corporation.

ARTICLE II

SHAREHOLDERS

2.1  Annual Meeting. The annual meeting of the shareholders shall be held on May 30 of each year, at 10:00 o'clock a.m., or at such other time or on such other day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

2.2  Special Meetings. The Chairman of the Board may and the Chairman of the Board or the Secretary shall, on written request of two members of the Board of Directors or of shareholders owning not less than 50 percent of the outstanding voting shares of the corporation, call special meetings of the shareholders, for any purpose or purpose or purposes unless otherwise prescribed by statute. The written request and the notice of the special meeting shall state the purposes of the meeting and the business transacted at the meeting shall be limited to the purposes stated in the notice.

2.3  Place of Meeting. The Board of Directors and the Chairman of the Board or the Secretary shall fix the time and place of all meetings of shareholders.

2.4  Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.5  Fixing Date for Determination of Shareholders of Record. To determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express written consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the corporation may fix, in advance, a record date which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days nor less than 10 days prior to any other action.

2.6  Shareholder List. The officer or agent having charge of the stock transfer books shall prepare, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each shareholder of record.

2.7  Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on the subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless otherwise required by law, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on a subject matter shall constitute the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present and, provided further, that the affirmative vote of the majority of the shares then present is sufficient in all cases to adjourn the meeting.

2.8  Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, but in no event shall the proxy be valid for greater than seven years. Subject to these restrictions, any proxy created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary.

2.9  Voting Rights. Unless otherwise provided in the Articles of Incorporation or by the Colorado Revised Statutes, each outstanding share of capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected for whose election he has a right to vote. Cumulative voting shall not be permitted. The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

ARTICLE III

BOARD OF DIRECTORS

3.1  General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with the Bylaws and the laws of Colorado.

3.2  Number, Tenure and Qualifications. The Board of Directors shall consist of at least one director. A director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal. Directors need not be residents of the State of Colorado or shareholders of the Corporation.

3.3  Annual Meetings. The Board of Directors shall hold its annual meeting immediately following the annual meeting of shareholders at the place announced at the annual meeting of shareholders. No notice is necessary to hold the annual meeting, provided a quorum is present. If a quorum is not present, the annual meeting shall be held at the next regular meeting or as a special meeting.

3.4  Regular Meetings. The Board of Directors may hold regular meetings without notice at the times and places determined by the Board of Directors.

3.5  Special Meetings. The Chairman of the Board or Secretary may, and on written request of two directors shall, call special meetings of the Board of Directors on nor less than two days' notice to each director personally or by telegram or telephone, or on not less than five days' notice to each director by mail.

3.6  Telephonic Meetings. Regular or special meetings of the Board of Directors may be held at any place within or without the State of Colorado and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person.

3.7  Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice unless the director objects at the commencement of the meeting that the meeting is not lawfully called or convened. Any director may waive notice of any meeting by executing a written waiver of notice.

3.8  Quorum. A majority of the directors then serving shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present, unless otherwise provided by the Colorado Revised Statutes, these Bylaws or the Articles of Incorporation, shall be the act of the Board of Directors.

3.9  Newly Created Directorships. The Board of Directors may increase the number of directors by a majority vote. Newly created directorships resulting from an increase in the number of directors may be filled by a majority vote of the directors then in office. The term of any newly created directorship shall be determined by the Board of Directors.

3.10  Removal of Directors. At a meeting of shareholders called expressly for that purpose and by a vote of the holders of not less than two-thirds of the shares then entitled to vote at an election of the directors, any director or the entire Board of Directors may be removed, with or without cause.

3.11  Vacancies. Directors shall be elected to fill any vacancy by a majority vote of the remaining directors, though not less than a quorum, or by a sole remaining director. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her successor.

3.12  Committees of the Board. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by the Colorado Revised Statutes, shall have and may exercise all the authority of the Board. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. No committee shall have the power or authority to amend the Articles of Incorporation or Bylaws; adopt a plan of merger or consolidation, recommend to the shareholders the sale, lease, or other disposition of all or substantially all the property and assets of its business, or recommend to the shareholders a voluntary dissolution of the Corporation. Each committee shall keep regular minutes of its meetings.

3.13  Action without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all directors consent thereto in writing. Such consent shall have the same effect as a unanimous vote. The writing or writings shall be filed with the minutes of the Board of Directors.

3.14  Compensation. The Corporation may pay, or reimburse the directors for, the expenses of attendance at each annual meeting of the Board of Directors. The Corporation may pay the directors a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director or directors may be granted stock options, stock appreciation rights (SARs), stock or a combination thereof. The Board of Directors shall establish and set forth in its minutes the amount or rate of compensation of directors.

3.15  Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation within three business days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

4.1  Number. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers, assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

4.2  Tenure and Duties of Officers. The officers of the Corporation are to be appointed by the Board of Directors at the annual meeting of the Board of Directors. Officers shall hold office at the pleasure of the Board and shall exercise the power and perform the duties determined from time to time by the Board of Directors until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.3  Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4  Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at the meetings of the Board of Directors and the shareholders and exercise and perform such other powers and duties as may, from time to time, be assigned by the Board of Directors or prescribed by the Bylaws. The Chairman of the Board shall be an ex-officio, non-voting member of all committees of the Board of Directors.

4.5  President. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

4.6  Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall keep the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, have charge of the corporate records, books and accounts, and keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, have general charge of the stock transfer books of the Corporation, and in general perform all duties incident to the office of Secretary, and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

4.7  Chief Financial Officer/Treasurer. The Chief Financial Officer/Treasurer shall be the chief financial officer of the Corporation. If required by the Board of Directors, the Chief Financial Officer/Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors and in general perform all of the duties incident to the office of Chief Financial Officer/Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the directors.

ARTICLE V

CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1  Certificates for Shares.

5.1.1  Certificates representing the shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or President and by the Secretary or an Assistant Secretary of the Corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or any employee of the Corporation. No certificate shall be issued for any share until such share is fully paid.

5.1.2  If the Corporation is authorized to issue shares of more than one class, every certificate representing shares issued by the Corporation shall set forth or summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, together with the variations in the relative rights and preferences between the various shares.

5.1.3  Each certificate representing shares shall state upon the face thereof (i) that the Corporation is organized under the laws of the State of Colorado, (ii) the name of the person to whom issued, (iii) the number, class and designation of the series, if any, which the certificate represents, and (iv) the par value of each share represented by the certificate or a statement that the shares are without par value; and the (v) date of issue.

5.1.4  Any restriction on the right to transfer shares and any reservation of lien on the shares shall be noted on the face or back of the certificate by providing (i) a statement of the terms of such restriction or reservation, (ii) a summary of the terms of such restriction or reservation and a statement that the Corporation will mail to the shareholder a copy of such restrictions or reservations without charge within five (5) days after receipt of written notice therefore, (iii) if the restriction or reservation is contained in the Articles of Incorporation or Bylaws of the Corporation, or in any instrument in writing to which the Corporation is a party, a statement of that effect and a statement that the Corporation will mail to the shareholder a copy of such restriction or reservation without charge within five (5) days after receipt of written request therefore, or (iv) if each such restriction or reservation is contained in an instrument in writing to which the Corporation is not a party, a statement that effect.

5.1.5  Each certificate for shares shall be consecutively numbered or otherwise identified.

5.2  Transfer of Shares.

5.2.1  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation.

5.2.2  The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

5.3  Lost, Destroyed, Mutilated, or Stolen Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation, or theft of the certificate therefore, and the Board of Directors, may, in its discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction, or theft of the certificate, upon a satisfactory proof of such loss, destruction, or theft, and, if the Board of Directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the Board may direct.

ARTICLE VI

INDEMNIFICATION

6.1  Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Colorado from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The Board of Directors may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence. Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their rights of indemnification under any Bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

6.2  Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

6.3  Right to Amend Indemnification Provisions. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these such Bylaws to the full extent permitted by the General Corporation Law of the State of Colorado.

ARTICLE VII

REPEAL, ALTERATION OR AMENDMENT

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a vote of the majority of the Board of Directors.

CERTIFICATE

I, Chris Pappaioanou, the duly elected, qualified and action president of Mesa In-Flight, Inc., a Colorado corporation, do hereby certify that the above and foregoing are the Bylaws of this Corporation duly and regularly adopted by the Board of Directors.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of May, 2002.

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President